Exhibit 4.3

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CONFIDENTIAL

PLATFORM AGREEMENT

between

Lineten Technologies Inc.

and

Parcelpal

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	CONTENTS

	CLAUSE

1.	Interpretation	2

2.	Commencement and duration	5

3.	Lineten’s responsibilities	6

4.	ParcelPal’s obligations	6

5.	Non-solicitation and Named Prospects	7

6.	Charges and payment	8

7.	Intellectual property rights	8

8.	Compliance with laws and policies	10

9.	Data protection and data processing	10

10.	Confidentiality	10

11.	Limitation of liability	11

12.	Termination	12

13.	Consequences of termination	13

14.	Force majeure	13

15.	Assignment and other dealings	14

16.	Variation	14

17.	Waiver	14

18.	Rights and remedies	15

19.	Severance	15

20.	Entire agreement	15

21.	Conflict	15

22.	No partnership or agency	15

23.	Third party rights	16

24.	Notices	16

25.	Counterparts	16

26.	Disputes	17

27.	Governing law	17

28.	Jurisdiction	17

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SCHEDULE

Schedule 1	Platform Service and DP Service	19

Schedule 2	Service Levels	19

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This agreement is dated 14/02/2020

Parties

(1)	Lineten Technologies Inc., a corporation existing under the laws of the Province of British Columbia, Canada, having a registered office at 1055 West Hastings Street, Suite 1700, Vancouver, BC, V6E 2E9 (Lineten)

(2)	ParcelPal Technology Inc, a corporation existing under the laws of the Province of British Columbia, having a registered office at Suite 305 190 Alexander Street, Vancouver, BC, V6A 2S5 (ParcelPal)

Agreed terms

1.	Interpretation

The following definitions and rules of interpretation apply in this agreement.

1.1	Definitions.

1	Affiliate: any entity that directly or indirectly Controls, is Controlled by, or is under common Control with another entity.

2	Applicable Laws: all applicable laws, statutes, regulations from time to time in force.

3	Business Day: any day, other than a Saturday or Sunday or statutory holiday, when banks are open for commercial banking business during normal banking hours in Calgary Alberta.

4	Charges: the sums payable for the DP Services, as set out in the schedule marked ‘Appendix A’ attached hereto and initialled by both parties for the purposes of identification or such other schedule of charges agreed by the parties from time to time.

5	Configuration: the configuration activities and tasks to be undertaken and performed by the parties individually and together to procure the integration of the Platform and the DP Platform to enable the effective provision of the Platform Service and the DP Service detailed in Part 1 of Schedule 1.

6	Control: the possession, directly or indirectly, of the power to direct the management and policies of a person whether through the ownership of voting securities or otherwise.

7	Customer: a customer of Lineten.

8	ParcelPal Materials: all documents, information, items and materials in any form, whether owned by ParcelPal or a third party, which are provided by ParcelPal to Lineten in connection with the DP Platform, DP Service, DP Service Levels, DP Specification, and/or the Platform Service.

9	DP Platform: means the technology platform of ParcelPal.

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10	DP Service: the provision and/or sourcing by ParcelPal via the DP Platform of delivery drivers/couriers to make deliveries and the facilitation of the dispatch of delivery orders to such drivers/couriers once Configuration has been completed described in Part 4 of Schedule 1.

11	DP Service Levels: means the service levels in relation to the DP Service set out in Part 1 of Schedule 2.

12	DP Specification: the technical specification of the DP Platform as described in Part 5 of Schedule 1.

13	Effective Date: the date that Configuration has been completed.

14	Force Majeure Event: any circumstance not within a party’s reasonable control which has not been caused by such party’s negligence and which such party was unable to prevent or provide against by the exercise of reasonable diligence at a reasonable cost, including, subject to the foregoing:

a.	acts of God, flood, drought, earthquake or other natural disaster;

b.	epidemic or pandemic;

c.	terrorist attack, civil war, civil commotion or riots, war, threat of or preparation for war, armed conflict, imposition of sanctions, embargo, or breaking off of diplomatic relations;

d.	nuclear, chemical or biological contamination or sonic boom;

e.	any law or any action taken by a government or public authority, including imposing an export or import restriction, quota or prohibition, or failing to grant a necessary licence or consent;

f.	collapse of buildings, fire, explosion or accident;

g.	any labour or trade dispute, strikes, industrial action or lockouts (other than in each case by the party seeking to rely on clause 14, or companies in the same group as that party);

h.	non-performance by suppliers or subcontractors (other than by companies in the same group as the party seeking to rely on clause 14); and

i.	interruption or failure of utility service.

15	Intellectual Property Rights: patents, rights to inventions, copyright and related rights, moral rights, trade marks and service marks, business names and domain names, rights in get-up, trade names, trade dress and other indicia of origin, goodwill and the right to sue for passing off or unfair competition, rights in designs, rights in computer software, database rights, rights to use, and protect the confidentiality of, confidential information (including know-how and trade secrets) and all other intellectual property rights, in each case whether registered or unregistered and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights and all similar or equivalent rights or forms of protection which subsist or will subsist now or in the future in any part of the world.

16	Named Prospect: potential Customers of either party.

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17	Named Prospect Negotiations: any discussions or negotiations relating to or otherwise concerning a Restricted Transaction, between a Named Prospect and any of either party or any Affiliate of either party (or any of their respective officers, employees, agents or advisers).

18	Personal Information: information of an identifiable individual transferred by either party, or its permitted agents, to the other party hereunder, and any information derived or otherwise created by such other party in connection therewith.

19	Platform: the NOQU Delivery System, being an auto-scaling, RESTful API built for the cloud, Delivery Aggregation and Management platform that applies algorithms and Machine Learning to select the best provider for the requested task, as more particularly described in the Platform Specification.

20	Platform Service: the service via the Platform to be provided once the Configuration has been completed, described in Part 2 of Schedule 1.

21	Platform Service Levels: the service levels in relation to the Platform set out in Part 2 of Schedule 2.

22	Platform Specification: the technical specification of the Platform as described in Schedule 1.

23	Privacy Laws: all federal and provincial privacy legislation applicable to Lineten and ParcelPal.

24	Processing or Process: the collection, use, modification, retrieval, disclosure, storage, anonymization, deletion, and/or management of Personal Information.

25	Restricted Transaction: either Party entering into an agreement with a Named Prospect in relation to the provision of services similar to or which would otherwise be provided and/or facilitated by either parties respective technology.

26	Service Levels: together the DP Service Levels and the Platform Service Levels set out in Schedule 2.

27	Taxes: goods and services tax and harmonized sales tax payable under the Excise Tax Act (Canada), plus any similar value added or multi-staged tax imposed by any applicable provincial or territorial legislation.

28	Term: the term of this agreement.

1.2	Clause, Schedule and paragraph headings shall not affect the interpretation of this agreement.

1.3	A person includes a natural person, corporate or unincorporated body (whether or not having separate legal personality).

1.4	The Schedules form part of this agreement and shall have effect as if set out in full in the body of this agreement. Any reference to this agreement includes the Schedules.

1.5	A reference to a company shall include any company, corporation or other body corporate, wherever and however incorporated or established.

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1.6	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular.

1.7	Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders.

1.8	This agreement shall be binding on, and enure to the benefit of, the parties to this agreement and their respective personal representatives, successors and permitted assigns, and references to any party shall include that party’s personal representatives, successors and permitted assigns.

1.9	A reference to a statute or statutory provision is a reference to it as amended, extended or re- enacted from time to time.

1.10	A reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision.

1.11	A reference to writing or written includes fax and email.

1.12	Any obligation on a party not to do something includes an obligation not to allow that thing to be done.

1.13	A reference to this agreement or to any other agreement or document referred to in this agreement is a reference of this agreement or such other agreement or document as varied or novated (in each case, other than in breach of the provisions of this agreement) from time to time.

1.14	References to clauses and Schedules are to the clauses and Schedules of this agreement and references to paragraphs are to paragraphs of the relevant Schedule.

1.15	Where the word including or include is used in this agreement, it means “including (or includes) without limitation”, and any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms.

2.	Commencement and duration

2.1	This agreement shall commence on the date set out above the details of the parties on the first page and shall continue, unless terminated earlier in accordance with clause 12 (Termination), until either party gives to the other party [***] prior written notice to terminate. Such notice shall be served so as to expire no earlier than [***] anniversary of the Effective Date.

2.2	Lineten shall provide the Platform Service to ParcelPal and ParcelPal shall provide the DP Service to Lineten, each in accordance with this agreement from the date of this agreement.

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3.	Lineten’s responsibilities

3.1	Lineten shall:

(a)	use reasonable endeavours to complete Configuration in a timely manner but any dates specified in Schedule 1 shall be estimates only and time for performance by Lineten shall not be of the essence of this agreement;

(b)	supply the Platform Service in accordance with this agreement in all material respects, including in accordance with the Platform Specification and the Platform Service Levels; and

(c)	co-operate with ParcelPal in all matters relating to the DP Service.

3.2	If ParcelPal’s performance of its obligations under this agreement is prevented or delayed by any act or omission of Lineten its agents, sub-contractors, consultants or employees, then, without prejudice to any other right or remedy it may have, ParcelPal shall be allowed an extension of time to perform its obligations equal to the delay caused by Lineten.

3.3	Lineten shall appoint a named individual (whose contact details shall be provided to ParcelPal and updated as necessary from time to time) who shall have authority to bind Lineten contractually on all matters relating to this agreement.

4.	ParcelPal’s obligations

4.1	ParcelPal shall:

(a)	use reasonable endeavours to complete Configuration in a timely manner but any dates specified in Schedule 1 shall be estimates only and time for performance by ParcelPal shall not be of the essence of this agreement;

(b)	co-operate with Lineten in all matters relating to the Platform Service;

(c)	provide to Lineten in a timely manner all ParcelPal Materials required in order for Lineten to provide the Services and ensure that they are accurate and complete;

(d)	provide to Lineten from time to time such assistance as Lineten may reasonably require to provide the Platform Service;

(e)	obtain and maintain all necessary licences and consents and comply with all relevant legislation as required to enable Lineten to provide the Services;

(f)	allow and provide Lineten access to such information as Lineten may reasonably require (including data, security access information and software interfaces of other business software application of ParcelPal) to provide a delivery service to the Customers; and

(g)	ensure that during the Term the DP Platform makes available to Lineten in a timely manner time stamped updates from the delivery vehicles/riders and a method of vehicle/driver tracking which can be pushed through API.
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4.2	If Lineten’s performance of its obligations under this agreement is prevented or delayed by any act or omission of ParcelPal, its agents, subcontractors, consultants or employees, then, without prejudice to any other right or remedy it may have, Lineten shall be allowed an extension of time to perform its obligations equal to the delay caused by ParcelPal.

4.3	ParcelPal shall use its best endeavours during the Term to procure fleets of delivery vehicles/riders for which ParcelPal acts as agent that adhere to the service level agreements with Customers, details of which shall be provided to ParcelPal by Lineten from time to time.

4.4	ParcelPal shall appoint a named individual (whose contact details shall be provided to Lineten and updated as necessary from time to time) who shall have the authority to bind ParcelPal contractually on all matters relating to this agreement.

5.	Non-solicitation and Named Prospects

5.1	Neither party shall, without the prior written consent of the other party, at any time from the date of this agreement to the expiry of [***] after the termination or expiry of this agreement, directly or indirectly solicit for employment, entice away from the other party, employ, hire, engage or attempt to employ, hire or engage any individual who is, or has been, engaged as an employee, consultant or subcontractor of the other party in the provision of the Services.

5.2	Any consent given by either party in accordance with clause 5.1 shall be subject to the soliciting party paying to the other party a sum equivalent to [***] of the then current annual remuneration of the solicited employee’s, consultant or subcontractor or, if higher, [***] of the annual remuneration to be paid to the solicited employee, consultant or subcontractor.

5.3	Quarterly, both parties shall provide to the other a list of Named Prospects.

5.4	Throughout the Term, neither party will (and will procure that no Affiliate nor any of their respective officers, employees, agents or advisers will), directly or indirectly:

(a)	start, enter into, or initiate in any Named Prospect Negotiations;

(b)	invite, induce, encourage, solicit or respond to any approach that might lead to initiating Named Prospect Negotiations;

(c)	invite, induce, encourage or solicit any offer or expression of interest from a Named Prospect in relation to a Restricted Transaction;

(d)	enter into any agreement, arrangement or understanding (whether or not legally binding) with a non-mutally Named Prospect in connection with a Restricted Transaction; or

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(e)	supply, disclose or otherwise make available to a Named Prospect any information concerning the other party or any of it’s Affiliates for the purpose of enabling it to evaluate or decide whether to pursue a Restricted Transaction.

6.	Charges and payment

6.1	Lineten shall pay the Charges in accordance with the mutually agreed upon rate table. Addendum A

6.2	ParcelPal shall invoice Lineten at the end of each month for DP Service performed during that month.

6.3	Lineten shall pay each undisputed invoice submitted to it by ParcelPal within [***] of receipt to a bank account nominated in writing by ParcelPal from time to time.

6.4	All sums payable to ParcelPal under this agreement are exclusive of Taxes, and Lineten shall in addition pay an amount equal to any Taxes chargeable on those sums on delivery of an invoice for such Taxes.

7.	Intellectual property rights

7.1	Lineten and its licensors shall retain ownership of all Intellectual Property Rights in the Platform.

7.2	Lineten grants ParcelPal a fully paid-up, worldwide, non-exclusive, royalty-free licence during the Term to use the Platform for the purpose of receiving and using the Services in its business; provided that ParcelPal may not sub-license, assign or otherwise transfer the rights granted in this clause 7.2 to its Affiliates or to any third party.

7.3	Lineten:

(a)	warrants that the receipt and use of the Platform Service by ParcelPal shall not infringe any Intellectual Property Rights of any third party;

(b)	shall, subject to clause 11.3, indemnify ParcelPal against all costs, expenses, damages and losses, including any interest, fines, legal and other professional fees and expenses awarded against or incurred or paid by ParcelPal as a result of or in connection with any claim brought against ParcelPal for actual or alleged infringement of a third party’s Intellectual Property Rights arising out of, or in connection with, the receipt and use of the Platform Service by ParcelPal; and

(c)	shall not be in breach of the warranty at clause 7.3(a), and ParcelPal shall have no claim under the indemnity at clause 7.3(b), to the extent the infringement arises from:

(i)	any modification of the Platform Service, other than by or on behalf of Lineten; or

(ii)	compliance with ParcelPal’s specifications or instructions.

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7.4	ParcelPal and its licensors shall retain ownership of all Intellectual Property Rights in the DP Platform.

7.5	ParcelPal grants Lineten a fully paid-up, worldwide, non-exclusive, royalty-free licence during the Term to use the DP Platform for the purpose of receiving and using the DP Service in its business; provided that Lineten may not sub-licence, assign or otherwise transfer the rights granted in this clause 7.5 to its Affiliates or to any third party.

7.6	ParcelPal:

(a)	warrants that receipt and use of the DP Service by Lineten shall not infringe any Intellectual Property Rights of any third party;

(b)	shall indemnify Lineten against all costs, expenses, damages and losses, including any interest, fines, legal and other professional fees and expenses awarded against or incurred or paid by Lineten as a result of or in connection with any claim brought against Lineten for actual or alleged infringement of a third party’s Intellectual Property Rights arising out of, or in connection with, the receipt and use of the DP Service by Lineten; and

(c)	shall not be in breach of the warranty at clause 7.6(a) and Lineten shall have no claim under the indemnity at clause 7.6(b), to the extent the infringement arises from:

(i)	any modification of the DP Service other than by or on behalf of ParcelPal; or

(ii)	compliance with Lineten’s specifications or instructions.

7.7	ParcelPal:

(a)	warrants that the receipt and use of ParcelPal Materials in the performance of this agreement by Lineten, its agents, subcontractors or consultants shall not infringe any Intellectual Property Rights, of any third party; and

(b)	shall indemnify Lineten against all costs, expenses, damages and losses, including any interest, fines, legal and other professional fees and expenses awarded against or incurred or paid by Lineten as a result of or in connection with any claim brought against Lineten, its agents, subcontractors or consultants for actual or alleged infringement of a third party’s Intellectual Property Rights, arising out of, or in connection with, the receipt or use in the performance of this agreement of ParcelPal Materials.

7.8	If either party (the Indemnifying Party) is required to indemnify the other party (the Indemnified Party) under this clause 7, the Indemnified Party shall:

(a)	notify the Indemnifying Party in writing of any claim against it in respect of which it wishes to rely on the indemnity at clause 7.3(b), clause 7.6(b) or clause 7.7(b) (as applicable) (IPRs Claim);

(b)	allow the Indemnifying Party, at its own cost, to conduct all negotiations and proceedings and to settle the IPRs Claim, always provided that the Indemnifying Party shall obtain the Indemnified Party’s prior approval of any settlement terms, such approval not to be unreasonably withheld;

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(c)	provide the Indemnifying Party with such reasonable assistance regarding the IPRs Claim as is required by the Indemnifying Party, subject to reimbursement by the Indemnifying Party of the Indemnified Party’s costs so incurred; and

(d)	not, without prior consultation with the Indemnifying Party, make any admission relating to the IPRs Claim or attempt to settle it, provided that the Indemnifying Party considers and defends any IPRs Claim diligently.

8.	Compliance with laws and policies

8.1	In performing its obligations under this agreement, each party shall comply with the Applicable Laws.

9.	Privacy

9.1	Both parties shall comply with Privacy Laws in the course of Processing any Personal Information in connection with the Platform Service and the DP Service contemplated in this Agreement.

9.2	Without limiting the foregoing, in the course of rendering the Platform Service or the DP Service, as applicable, contemplated in this Agreement, each party shall:

(a)	only Process Personal Information for the purposes of rendering such service in accordance with the Agreement and as otherwise instructed by the other party in writing from time to time, and not Process any Personal Information in any other manner without the express prior written consent of the other party;

(b)	ensure that it takes all necessary steps to implement physical, technical and administrative and other organizational measures, including such measures requested by the other party from time to time or as otherwise required under applicable Privacy Laws to safeguard the Personal Information against loss, theft, damage or unauthorized or unlawful access or Processing, including in the event of a disruption, disaster or failure of the other party’s primary systems or operational controls; and

(c)	notify the other party in writing immediately upon such party becoming aware of, or suspecting, any loss, theft, damage or unauthorized or unlawful access or Processing, and comply with all instructions of the other party in connection therewith.

10.	Confidentiality

10.1	Each party undertakes that it shall not at any time during this agreement, and for a period of [***] after termination of this agreement, disclose to any person any information, documentation, records or data respecting the terms of this agreement or concerning the business, affairs, customers, clients or suppliers of the other party or of any member of the group of companies to which the other party belongs (collectively, Confidential Information), except as permitted by clause 10.2.

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10.2	Each party may disclose the other party’s Confidential Information:

(a)	to its employees, officers, representatives or advisers who need to know such information for the purposes of exercising the party’s rights or carrying out its obligations under or in connection with this agreement. Each party shall: (i) ensure that its employees, officers, representatives or advisers to whom it discloses the other party’s Confidential Information comply with this clause 10 and (ii) be liable for a breach of confidentiality by any such person to whom Confidential Information was disclosed; and

(b)	as may be required by law, a court of competent jurisdiction or any governmental or regulatory authority.

10.3	During the Term and following the termination hereof, no party shall use any of the other party’s Confidential Information for any purpose other than to exercise its rights and perform its obligations under or in connection with this agreement.

11.	Limitation of liability

11.1	Nothing in this agreement shall limit or exclude either parties liability for:

(a)	death or personal injury caused by its negligence;

(b)	fraud or fraudulent misrepresentation; or

(c)	any liability which cannot be limited or excluded by Applicable Laws.

11.2	Subject to clause 11.1, neither party shall not be liable to the other party, whether in contract, tort (including negligence), for breach of statutory duty, or otherwise, arising under or in connection with this agreement for:

(a)	loss of profits;

(b)	loss of sales or business;

(c)	loss of agreements or contracts;

(d)	loss of anticipated savings;

(e)	loss of or damage to goodwill;

(f)	loss of use or corruption of software, data or information; or

(g)	any indirect or consequential loss.

11.3	Subject to clause 11.1, either parties total liability to the other party, whether in contract, tort (including negligence), for breach of statutory duty, or otherwise, arising under or in connection with this agreement shall be limited to [***] of the average annual Charges (calculated by reference to the charges in successive 12 month periods from the date of this agreement).

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12.	Termination

12.1	Without affecting any other right or remedy available to it, either party may terminate this agreement with immediate effect by giving written notice to the other party if:

(a)	the other party commits a material breach of any term of this agreement which breach is irremediable or (if such breach is remediable) fails to remedy that breach within a period of [***] after being notified in writing to do so;

(b)	the other party ceases to meet its liabilities generally as they become due or gives notice to any of its creditors that it has suspended or is about to suspend payment of its debts generally;

(c)	the other party institutes or has instituted against it any proceeding under restructuring, bankruptcy or insolvency laws, including the Bankruptcy and Insolvency Act (Canada) and the Companies’ Creditors’ Arrangement Act (Canada), or such similar legislation;

(d)	the other party seeks relief under any companies legislation respecting creditor’s rights, including the Canada Business Corporations Act or similar provincial legislation;

(e)	the other party commences negotiations with all or any class of its creditors with a view to restructuring any of its debts, or makes a proposal for or enters into any compromise or arrangement with any of its creditors, other than (being a company) for the sole purpose of a scheme for a solvent amalgamation of that other party with one or more other companies or the solvent restructuring of that other party;

(f)	a petition is filed, a notice is given, a resolution is passed, or an order is made, for or in connection with the winding up of that other party (being a company), other than for the sole purpose of a scheme for a solvent amalgamation of that other party with one or more other companies or the solvent restructuring of that other party;

(g)	a person becomes entitled to appoint a receiver or receiver manager over all or any of the assets of the other party or a receiver or receiver manager is appointed over all or any of the assets of the other party;

(h)	a creditor or encumbrancer of the other party attaches or takes possession of, or a distress, execution, sequestration or other such process is levied or enforced on or sued against, the whole or any part of the other party’s assets and such attachment or process is not discharged within [***];

(i)	any event occurs, or proceeding is taken, with respect to the other party in any jurisdiction to which it is subject that has an effect equivalent or similar to any of the events mentioned in clause 12.1(b) to clause 12.1(h) (inclusive); or

(j)	the other party suspends or ceases, or threatens to suspend or cease, carrying on all or a substantial part of its business.

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12.2	For the purposes of clause 12.1(a), material breach means a breach (including an anticipatory breach) that is serious in the widest sense of having a serious effect on the benefit which the terminating party would otherwise derive from:

(a)	a substantial portion of this agreement;

(b)	the obligations set out in clause 5.4, breach of which shall be irremediable; or

(c)	any of the obligations set out in clauses 6, 7, 8, 9 and 10,

over any [***] period during the Term . In deciding whether any breach is material no regard shall be had to whether it occurs by some accident, mishap, mistake or misunderstanding.

13.	Consequences of termination

13.1	On termination or expiry of this agreement:

(a)	Lineten shall pay to ParcelPal all Charges outstanding to ParcelPal and interest and, in respect of the DP Service supplied but for which no invoice has been submitted, ParcelPal may submit an invoice;

(b)	Lineten shall immediately end provision of the Platform Service;

(c)	ParcelPal shall immediately end provision of the DP Service;

(d)	ParcelPal shall immediately return to Lineten any property of Lineten (including any tablets) provided by Lineten to ParcelPal as part of the Platform Service;

(e)	Lineten shall on request return any of ParcelPal Materials not used up in the provision of the Platform Service; and

(f)	the following clauses shall continue in force: clause 1 (Interpretation), clause 5 (Non- solicitation and Named Prospects), clause 7 (Intellectual property rights), clause 9 (Privacy), clause 10 (Confidentiality), clause 11 (Limitation of liability), clause 13 (Consequences of termination), clause 17 (Waiver), clause 19 (Severance), clause 21 (Conflict), clause 26 (Disputes), clause 27 (Governing law) and clause 28 (Jurisdiction).

13.2	Termination or expiry of this agreement shall not affect any rights, remedies, obligations or liabilities of the parties that have accrued up to the date of termination or expiry, including the right to claim damages in respect of any breach of the agreement which existed at or before the date of termination or expiry.

14.	Force majeure

14.1	Provided it has complied with clause 14.3, if a party is prevented, hindered or delayed in or from performing any of its obligations under this agreement by a Force Majeure Event (such party, an Affected Party), the Affected Party shall not be in breach of this agreement or otherwise liable for any such failure or delay in the performance of such obligations. The time for performance of such obligations shall be extended accordingly.

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14.2	The corresponding obligations of the other party will be suspended, and its time for performance of such obligations extended, to the same extent as those of the Affected Party.

14.3	The Affected Party shall:

(a)	as soon as reasonably practicable after the start of the Force Majeure Event but no later than [***] from its start, notify the other party in writing of the Force Majeure Event, the date on which it started, its likely or potential duration, and the effect of the Force Majeure Event on its ability to perform any of its obligations under the agreement; and

(b)	use all reasonable endeavours to mitigate the effect of the Force Majeure Event on the performance of its obligations.

14.4	If the Force Majeure Event prevents, hinders or delays the Affected Party’s performance of its obligations for a continuous period of more than [***], the party not affected by the Force Majeure Event may terminate this agreement by giving [***] written notice to the Affected Party.

14.5	Notwithstanding anything contained in this clause 14, lack of finances shall not be considered a Force Majeure Event, nor shall any Force Majeure Event suspend any obligation for the payment of money under this agreement.

15.	Assignment and other dealings

15.1	This agreement is personal to the parties and neither party shall assign, transfer, mortgage, charge, subcontract, declare a trust over or deal in any other manner with any of its rights and obligations under this agreement without the prior written consent of the other party (such consent not to be unreasonably withheld or delayed).

16.	Variation

No variation of this agreement shall be effective unless it is in writing and signed by the parties (or their authorised representatives).

17.	Waiver

17.1	A waiver of any right or remedy under this agreement or by law is only effective if given in writing and shall not be deemed a waiver of any subsequent breach or default.

17.2	A failure or delay by a party to exercise any right or remedy provided under this agreement or by law shall not constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict any further exercise of that or any other right or remedy. No single or partial exercise of any right or remedy provided under this agreement or by law shall prevent or restrict the further exercise of that or any other right or remedy.

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18.	Rights and remedies

The rights and remedies provided under this agreement are in addition to, and not exclusive of, any rights or remedies provided by law.

19.	Severance

19.1	If any provision or part-provision of this agreement is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision or part-provision shall be deemed deleted. Any modification to or deletion of a provision or part-provision under this clause shall not affect the validity and enforceability of the rest of this agreement.

19.2	If one party gives notice to the other that any provision or part-provision of this agreement is or may be invalid, illegal or unenforceable, the parties shall negotiate in good faith to amend such provision so that, as amended, it is legal, valid and enforceable, and, to the greatest extent possible, achieves the intended commercial result of the original provision.

20.	Entire agreement

20.1	This agreement constitutes the entire agreement between the parties and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to its subject matter.

20.2	Each party agrees that it shall have no remedies in respect of any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out in this agreement. Each party agrees that it shall have no claim for innocent or negligent misrepresentation or negligent misstatement based on any statement in this agreement.

21.	Conflict

If there is an inconsistency between any of the provisions of this agreement and the provisions of the Schedules, the provisions of this agreement shall prevail.

22.	No partnership or agency

22.1	Nothing in this agreement is intended to, or shall be deemed to, establish any partnership or joint venture between any of the parties, constitute any party the agent of another party, or authorise any party to make or enter into any commitments for or on behalf of any other party.

22.2	Each party confirms it is acting on its own behalf and not for the benefit of any other person.

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23.	Third party rights

23.1	This agreement is intended solely for the benefit of the parties and nothing in this agreement shall be construed to create any rights in favour of, any duty to or standard of care with reference to, or any liability to any third party. No person, other than the parties, shall be entitled to rely on the provisions of this agreement in any action, suit, proceeding, hearing or other forum.

23.2	The rights of the parties to rescind or vary this agreement are not subject to the consent of any other person.

24.	Notices

24.1	Any notice or other communication given to a party under or in connection with this agreement shall be in writing and shall be:

(a)	delivered by hand or by pre-paid priority mail to its registered office (if a company) or its principal place of business (in any other case); or

(b)	sent by email to:

(i)	in the case of Lineten: ben@lineten.com

(ii)	in the case of ParcelPal: kelly@parcelpal.com

24.2	Any notice or communication shall be deemed to have been received:

(a)	if delivered by hand, on signature of a delivery receipt or at the time the notice is left at the proper address;

(b)	if sent by pre-paid priority mail or other next Business Day delivery service, at 9:00 am (local time) on the third Business Day after posting or at the time recorded by the delivery service; or

(c)	if sent by email, at 9:00 am (local time) on the next Business Day after transmission.

24.3	This clause 24 does not apply to the service of any proceedings or any documents in any legal action or, where applicable, any arbitration or other method of dispute resolution.

25.	Counterparts

25.1	This agreement may be executed in any number of counterparts, each of which when executed and delivered shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement.

25.2	Transmission of an executed counterpart of this agreement (but for the avoidance of doubt not just a signature page) by email (in PDF, JPEG or other agreed format) shall take effect as delivery of an executed counterpart of this agreement. If such method of delivery is adopted, without prejudice to the validity of the agreement thus made, each party shall provide the other with the original of such counterpart as soon as reasonably possible thereafter.

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25.3	No counterpart shall be effective until each party has executed and delivered at least one counterpart.

26.	Disputes

26.1	If a dispute arises out of or in connection with this agreement or the performance, validity or enforceability of it (Dispute) then either party shall give to the other written notice of the Dispute, setting out its nature and full particulars (Dispute Notice), together with relevant supporting documents. On service of the Dispute Notice, the Customer and Lineten shall attempt in good faith to resolve the Dispute. If the Customer and Lineten are for any reason unable to resolve the Dispute within 30 days of the date of the Dispute Notice, the parties will attempt to settle it by mediation in accordance with the Centre for Effective Dispute Resolution (CEDR) Model Mediation Procedure. Unless otherwise agreed between the parties, the mediator shall be nominated by CEDR. To initiate the mediation, a party must serve notice in writing (ADR notice) to the other party to the Dispute, requesting a mediation. A copy of the ADR notice should be sent to CEDR. The mediation will start not later than 30 days after the date of the ADR notice.

26.2	If settlement is not reached within 60 days after the service of an ADR Notice, any unresolved controversy or claim arising out of or relating to this contract shall be finally settled by arbitration in accordance with the Arbitration Act (Alberta). Except as provided below the arbitration will be governed by the International Arbitration Rules of the International Centre for Dispute Resolution. The number of arbitrators shall be three, which each party appointing one arbitrator and the third to be appointed and agreed upon by the selected arbitrators. The place of arbitration shall be Calgary, Alberta and the language of the arbitration shall be English.

27.	Governing laws

This agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

28.	Jurisdiction

Each party irrevocably agrees that the courts of the Province of Alberta shall have exclusive jurisdiction to settle any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with this agreement or its subject matter or formation.

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This agreement has been entered into as of the date first set out above.

LINETEN TECHNOLOGIES INC.		Parcelpal

By:	/s/ Ben Scallan	By:	/s/ Alain Dupere
	Name: Ben Scallan		Name: Alain Dupere
	Title: CEO		Title: Chief Operating Officer

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Schedule 1 Platform Service and DP Service

Part 1 Configuration

a. Table of configuration stages

[***]

Part 2 Platform Service

[***]

Part 4 DP Service

[***]

Part 5 [DP Specification]

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Schedule 2 Service Levels

Part 1 DP Service Levels

[***]

Part 2 Platform Service Levels

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